Exhibit 4.7

DELUXE CORPORATION

$325,000,000 3½% Senior Notes due 2007

Officers’ Certificate and Company Order

Pursuant to the Indenture dated as of April 30, 2003 (the “Indenture”), between Deluxe Corporation, a Minnesota corporation (the “Company”), and Wells Fargo Bank, N.A. (formerly, Wells Fargo Bank Minnesota, N.A.), a national banking association (the “Trustee”), the resolutions adopted by the Company’s Board of Directors at the meeting of the Board of Directors held on May 16, 2004 and the resolutions adopted by the Company’s Finance Committee of the Board of Directors at its meeting held on June 24, 2004, and subject to the terms of the Registration Rights Agreement (the “Registration Rights Agreement”), dated October 1, 2004, by and among the Company, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC as representatives of the Initial Purchasers listed in the Purchase Agreement (the “Purchase Agreement”), dated September 28, 2004, by and among the Company and the Initial Purchasers listed on Schedule 1 therein, this Officers’ Certificate and Company Order is being delivered to the Trustee to establish the terms of a series of Securities in exchange for a series of securities with substantially similar terms and principal amounts issued on October 1, 2004 (the “Prior Notes”) in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 102 of the Indenture. This Officers’ Certificate and Company Order shall be treated for all purposes under the Indenture as a supplemental indenture thereto.

All conditions precedent provided for in the Indenture relating to (i) the establishment of a series of Securities, (ii) the establishment of the form of Securities of such series and (iii) the procedures for authentication and delivery of such series of securities have been complied with.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

A. Establishment of a Series of Securities pursuant to Section 301 of the Indenture.

There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms:

(1) The Securities shall bear the title “3½% Senior Notes due 2007, Series B” (referred to herein as the “Notes”).

(2) The aggregate principal amount of the Notes to be issued pursuant to this Officers’ Certificate and Company Order shall be limited to $325,000,000 except for (a) Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture, (b) Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder and (c) any Securities of this series which are issued in the manner contemplated by paragraph 19(b) hereof. The aggregate principal amount at maturity of the Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary pursuant to the Exchange Offer (as defined below).

(3) The Company will pay interest to the person in whose name a Note is registered at the close of business on March 15 and September 15, as the case may be (each a “Record Date”), immediately preceding the relevant Interest Payment Date, except that any interest payable at the Stated Maturity (as defined in Paragraph 4 below) or any earlier redemption of the Notes will be payable to the person to whom the principal of the Notes is payable. Any interest installment not punctually paid or duly provided for on any Interest Payment Date shall cease to be payable to the registered holder on the relevant Record Date, and will be paid according to the method specified in the Indenture.

(4) The Stated Maturity Date of the Notes shall be October 1, 2007.

(5) The Notes will bear interest from and including the most recent Interest Payment Date to which interest has been paid or duly provided for on the Prior Notes, or if no such interest has been paid or provided for, then from October 1, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate of 3½% per annum, payable in U.S. Dollars semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2005, until the principal thereof is paid or made available for payment. Any accrued and unpaid interest (including any additional interest payable upon the occurrence of a Registration Default) on the Prior Notes upon the issuance of this Note in exchange for the Prior Notes shall cease to be payable to the Holder of the Prior Notes and shall be payable on the next Interest Payment Date for this Note to the Holder hereof on the related Record Date. The Company will pay interest to the person in whose name the Note is registered at the close of business on the Record Date except that any interest payable at the Stated Maturity or any earlier redemption of the Notes will be payable to the person to whom the principal of the Notes is payable. The Company will compute interest on the basis of a 360-day year consisting of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. If any Interest Payment Date or maturity or redemption date falls on a day that is not a Business Day, then the payment will be made on the next Business Day. However, if such next Business Day is in the next succeeding calendar year, the payment will be made on the Business Day immediately preceding the original payment date, in either case without additional interest and with the same effect as if it were made on the originally scheduled date.

(6) Principal of (and premium, if any) and interest on the Notes will be payable, and, except as provided in Section 305 of the Indenture with respect to a Global Security (as defined below), the transfer of the Notes will be registrable and Notes will be exchangeable for Notes bearing identical terms and provisions at the corporate trust office of Wells Fargo Bank, N.A., in the City of Minneapolis, Minnesota or at its agency located in the City of New York, New York. The method of such payment shall be by wire transfer for Notes held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the Security Register.

(7) The Notes will not be redeemable.

(8) The Company shall not be obligated to redeem or purchase any Notes pursuant to any sinking fund or analogous provisions or at the option of the Holder.

(9) The Notes will be issued only in fully registered form and the minimum initial purchase amounts of the Notes shall be $1,000 and any integral multiple of $1,000 in excess thereafter.

(10) The payment of the principal of and any premium and interest on the Notes shall be payable in the currency of the United States of America.

(11) The Notes shall be subject to the Events of Default specified in Section 501 of the Indenture.

(12) The Notes shall be subject to the covenants specified in Article Ten of the Indenture.

(13) The portion of the principal amount of the Notes which shall be payable upon declaration of acceleration of maturity thereof shall not be less than the principal amount thereof.

(14) The principal amount payable at the Stated Maturity of the Notes of the series will be determinable as of any one or more dates prior to the Stated Maturity.

(15) The amount of payments of principal of and any premium or interest on the Notes will not be determined with reference to an index.

(16) The Notes shall be defeasible pursuant to Sections 403 and 1009 of the Indenture.

(17) (a) The Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as Depositary, and will be represented by a global security (a “Global Security”) registered in the name of a nominee of the Depositary. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Security for all purposes under the Indenture and the Notes.

(b) The Notes shall bear the legends as set forth on Exhibit A.

•	“Exchange Offer” means the exchange offer by the Company of the Notes for Prior Notes pursuant to the Registration Rights Agreement.

•	“Registration Default” has the meaning set forth in the Registration Rights Agreement.

(c) The Notes represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Notes in certificated form, except as provided in Section 305 of the Indenture and except if there shall have occurred and be continuing an Event of Default and the holders of a majority in aggregate principal amount of Notes determine to discontinue the system of book-entry transfers through the Depository. Notwithstanding the above, if the Depositary of the Notes notifies the Company that it is unwilling or unable to continue as Depositary for the Notes or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, but a successor Depositary registered as a clearing agency under the Securities Exchange Act is appointed by the Company within 90 days of such event, the Notes represented by a Global Security will not be exchangeable for Notes in certificated form. Any Global Security that is exchangeable pursuant to the sentence above shall be exchangeable for Notes registered in such names as the Depository shall direct. The Notes represented by a Global Securities may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee. Owners of beneficial interests in such Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. The rights of holders of such Global Securities shall be exercised only through the Depository.

(18) The principal of or any premium or interest on the Notes are denominated or payable in the currency of the United States of America and Sections 403 and 1009 of the Indenture shall apply to the Notes.

(19) (a) The Notes will be senior unsecured obligations of the Company and will rank equally in right of payment with all of the other senior unsecured, unguaranteed and unsubordinated indebtedness of the Company from time to time outstanding. The Notes will rank senior to any subordinated indebtedness of the Company.

(b) The Company may, so long as no Event of Default has occurred, without the consent of the Holders of the Notes, issue additional notes with the same terms as the Notes in accordance with the corporate authority existing at the time of such additional issuance, and such additional notes shall be considered part of the same series under the Indenture as the Notes and will vote together with the Notes as one class on all matters with respect to the Notes. The Notes shall have such other terms and provisions as are provided in the Global Security representing the Notes substantially in the form attached as Exhibit B hereto.

B. Establishment of Forms of Securities Pursuant to Section 201 of Indenture.

It is hereby established, pursuant to Section 201 of the Indenture, that the Global Security representing the Notes shall be substantially in the form attached as Exhibit B hereto.

C. Order for the Authentication and Delivery of Securities Pursuant to Section 303 of the Indenture.

It is hereby ordered pursuant to Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, the Notes in the aggregate principal amount of $325,000,000 registered in the name of Cede & Co., which Notes have been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Notes to or on behalf of The Depository Trust Company on or before 9:00 a.m., Eastern Standard Time, on                     , 2004.

The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors of the Company. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of the Notes, (ii) the establishment of the forms of the Notes and (iii) the authentication of the Notes, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate and Company Order this              day of                     , 2004.

DELUXE CORPORATION

Ronald E. Eilers
President and Chief Operating Officer

Raj Agrawal
Vice President and Treasurer

EXHIBIT A

FORM OF LEGENDS

Each Global Note authenticated and delivered hereunder shall also bear the following legend:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO BELOW AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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